Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of Himalaya Shipping Ltd. of our report dated March 12, 2026 relating to the financial statements, which appears in Himalaya Shipping Ltd.'s Annual Report on Form 2o-F for the year ended December 31, 2025.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers AS
Oslo, Norway
June 12, 2026